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                                                                   EXHIBIT 23.3

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To the Board of Directors and Stockholders of VA Linux Systems, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in VA Linux Systems, Inc.'s annual report to stockholders incorporated by reference in this Form 10-K, and have issued our report thereon dated August 21, 2000. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in Item 14(a)2 is the responsibility of the Company's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth herein in relation to the basic financial statements taken as a whole.


                                        /s/ Arthur Andersen LLP

San Jose, California
August 21, 2000